Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: July 31, 2013

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2013 of $1.5 million, an $0.2 million, or 15%, increase compared to the same 2012 quarter. Earnings improvement occurred by maintaining the level of net interest income from loan growth, while producing more other income and incurring less operating expenses over the previous year’s second quarter. The added revenue improved the return on average assets (ROA) to 1.00% for the second quarter of 2013 compared to 0.87% for the same 2012 quarter. Earnings per share on a diluted basis were $0.64 and $0.57 for the three months ended June 30, 2013 and 2012, respectively.

“We are all very pleased with the results of the second quarter of 2013 which are a direct reflection of management’s continued focus on and execution of its strategic plan. Asset quality showed a marked improvement while also achieving solid loan growth,” stated Daniel J. Santaniello, President and Chief Executive Officer. “Through a disciplined approach, both margin and expenses remained constant during these economic conditions while, revenue increased primarily from diversifying non-interest income sources.”

Net income for the six months ended June 30, 2013 was $2.9 million, an increase of $0.3 million, or 13%, compared to net income of $2.6 million for the six months ended June 30, 2012. The current year-to-date period earnings improvement occurred from producing more revenue, through increased net interest income and other income, which more than off-set higher provision for loan losses, while holding other expenses flat compared to the prior year-to-date period. ROA was 0.96% for the six months ended June 30, 2013 compared to 0.85% for the same 2012 period. Earnings per share were $1.24 and $1.13 for the six months ended June 30, 2013 and 2012, respectively.

The Company’s assets increased $13.7 million, or 2%, to total $615.2 million at June 30, 2013 from $601.5 million at December 31, 2012. The growth resulted primarily from adding $27.1 million in net loan balances by deploying excess cash balances, sold loans and investment portfolio run-off of $9.2 million, $5.2 million and $4.2 million, respectively, plus $4.9 million in deposit growth during the first half of 2013.

Net interest income was preserved at $5.2 million for the quarters ended June 30, 2013 and 2012. The redeployment of lower yielding cash and securities run-off into $34.7 million average balance loan growth while maintaining average balance of earning assets mitigated the effect lower interest rates had on interest income earnings. This coupled with the $13.0 million increase in non-interest bearing deposits and the interest expense savings from the $20.7 million reduction in interest-bearing deposits produced favorable results to stop net interest income erosion. As a result, net interest income expanded $27 thousand, or 1% in the second quarter of 2013 compared to the year ago period. This resulted from an improved net interest margin of 3.84% for the second quarter of 2013 compared to 3.81% for same 2012 period.

Net interest income increased $146 thousand, or 1%, to $10.4 million for the six months ended June 30, 2013 from $10.3 million recorded during the same period of 2012. Net interest margin was 3.84% during the first half of 2013 compared to 3.77% during the first half of 2012, an improvement of 7 basis points from lowering rates on interest-bearing liabilities by 10 basis points but, more so, the redeployment within average earning assets base, stemming from the average balance growth of $34.7 million in loans.

The provision for loan losses was $600 thousand for both the second quarter ending June 30, 2013 and 2012. Provision for loan losses was $1.2 million for the six months ending June 30, 2013, as compared to $1.3 million for the same 2012 period. The allowance for loan losses was 1.78% of total loans at June 30, 2013, down from 1.91% at June 30, 2012 due to both charge-offs realized and pay-offs received that reduced the overall level of non-performing loans.

Total other income recorded for the quarter ended June 30, 2013 was $2.1 million compared with $1.9 million for the same quarter in 2012. The increase in other income was primarily due to service charges and fee collection improvement from reoccurring traditional banking services, partially offset by a $44 thousand reduction in total gains recognized from the sale of loans.

Total other income for the six months ended June 30, 2013 was $4.1 million compared to $4.0 million for the same period in 2012. The revenue increase in the comparative periods resulted primarily from reoccurring banking service charges and fees, including $65 thousand more gains from the sale of loans, partially reduced by the $133 thousand lower amount of total gains recognized from investment securities for the six months ended June 30, 2013 compared to the same 2012 six month period.

Total other operating expenses were $4.6 million compared to $4.7 million for the quarters ending June 30, 2013 and 2012, respectively. The other operating expenses declined primarily from a $57 thousand lower loss on loan reacquisition, $55 thousand fewer collection and ORE costs, $37 thousand less in professional services, and a $36 thousand refund from a successful sales-tax appeal, partially off-set by $128 thousand more salary and benefit expenses recognized during the second quarter 2013.

Total other operating expenses were $9.5 million each for the six months ending June 30, 2013 and 2012. The current period included $245 thousand more salary and benefit expenses, $72 thousand additional advertising and marketing costs and $87 thousand greater collection and ORE costs, almost off-set by $94 thousand less in professional services, $44 thousand lower premises and equipment expenses and the one-time $236 thousand long-term debt prepayment fee that only incurred in 2012.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this Quarterly Report on Form 10-Q may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

▪	the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
▪	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
▪	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements, regulations and rules;
▪	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
▪	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
▪	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
▪	technological changes;
▪	acquisitions and integration of acquired businesses;
▪	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
▪	volatilities in the securities markets;
▪	slow economic conditions;
▪	acts of war or terrorism; and
▪	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	June 30, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$15,266	$21,846
Investment securities	96,466	100,730
Federal Home Loan Bank Stock	3,214	2,624
Loans and leases	465,351	444,101
Allowance for loan losses	(8,296)	(8,972)
Premises and equipment, net	13,802	14,127
Life insurance cash surrender value	10,231	10,065
Other assets	19,141	17,004

Total assets	$615,175	$601,525

Liabilities
Non-interest-bearing deposits	$127,268	$126,035
Interest-bearing deposits	392,255	388,625
Total deposits	519,523	514,660
Short-term borrowings	16,199	8,056
Long-term debt	16,000	16,000
Other liabilities	3,550	3,863
Total liabilities	555,272	542,579

Shareholders' equity	59,903	58,946

Total liabilities and shareholders' equity	$615,175	$601,525

Average Year-To-Date Balances:	June 30, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$21,702	$37,022
Investment securities	103,452	112,712
Loans and leases, net	446,183	418,287
Premises and equipment, net	13,939	13,943
Other assets	28,103	26,522

Total assets	$613,379	$608,486

Liabilities
Non-interest-bearing deposits	$126,812	$111,458
Interest-bearing deposits	390,253	406,948
Total deposits	517,065	518,406
Short-term borrowings and long-term debt	32,401	29,794
Other liabilities	3,734	3,390
Total liabilities	553,200	551,590

Shareholders' equity	60,179	56,896

Total liabilities and shareholders' equity	$613,379	$608,486

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands)

	Three Months Ended		Six Months Ended
	Jun. 30, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012
Interest income
Loans and leases	$5,456	$5,408	$10,925	$10,824
Securities and other	456	583	955	1,219

Total interest income	5,912	5,991	11,880	12,043

Interest expense
Deposits	511	617	1,026	1,301
Borrowings and debt	221	221	441	475

Total interest expense	732	838	1,467	1,776

Net interest income	5,180	5,153	10,413	10,267

Provision for loan losses	600	600	1,150	1,300
OTTI - credit losses	-	31	-	136
Other income	2,051	1,934	4,119	4,028
Other expenses	4,606	4,709	9,487	9,460
Provision for income taxes	512	430	988	825
Net income	$1,513	$1,317	$2,907	$2,574

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Interest income
Loans and leases	$5,456	$5,469	$5,455	$5,420	$5,408
Securities and other	456	499	522	554	583

Total interest income	5,912	5,968	5,977	5,974	5,991

Interest expense
Deposits	511	515	553	585	617
Borrowings and debt	221	220	221	219	221

Total interest expense	732	735	774	804	838

Net interest income	5,180	5,233	5,203	5,170	5,153

Provision for loan losses	600	550	1,250	700	600
OTTI - credit losses	-	-	-	-	31
Other income	2,051	2,068	1,866	1,893	1,934
Other expenses	4,606	4,880	4,642	4,478	4,709
Provision for income taxes	512	477	248	486	430
Net income	$1,513	$1,394	$929	$1,399	$1,317

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Assets
Total cash and cash equivalents	$15,266	$20,730	$21,846	$45,622	$22,791
Investment securities	96,466	99,496	100,730	103,135	110,809
Federal Home Loan Bank Stock	3,214	2,238	2,624	3,019	3,339
Loans and leases	465,351	450,677	444,101	430,914	426,118
Allowance for loan losses	(8,296)	(8,236)	(8,972)	(8,142)	(8,151)
Premises and equipment, net	13,802	13,876	14,127	14,270	13,686
Life insurance cash surrender value	10,231	10,146	10,065	9,984	9,901
Other assets	19,141	19,244	17,004	16,645	17,243

Total assets	$615,175	$608,171	$601,525	$615,447	$595,736

Liabilities
Non-interest-bearing deposits	$127,268	$122,855	$126,035	$114,653	$110,283
Interest-bearing deposits	392,255	391,611	388,625	409,467	401,787
Total deposits	519,523	514,466	514,660	524,120	512,070
Short-term borrowings	16,199	13,593	8,056	14,069	8,106
Long-term debt	16,000	16,000	16,000	16,000	16,000
Other liabilities	3,550	4,333	3,863	2,705	2,997
Total liabilities	555,272	548,392	542,579	556,894	539,173

Shareholders' equity	59,903	59,779	58,946	58,553	56,563

Total liabilities and shareholders' equity	$615,175	$608,171	$601,525	$615,447	$595,736

Average Quarterly Balances:	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Assets
Total cash and cash equivalents	$13,554	$29,939	$27,674	$32,254	$32,037
Investment securities	102,335	104,582	107,021	111,112	118,721
Loans and leases, net	450,684	441,632	426,040	423,250	416,755
Premises and equipment, net	13,838	14,042	14,266	14,132	13,855
Other assets	28,441	27,761	26,662	26,938	26,680

Total assets	$608,852	$617,956	$601,663	$607,686	$608,048

Liabilities
Non-interest-bearing deposits	$122,805	$130,864	$117,025	$111,781	$109,785
Interest-bearing deposits	390,392	390,113	393,319	407,335	411,088
Total deposits	513,197	520,977	510,344	519,116	520,873
Short-term borrowings and long-term debt	31,199	33,616	28,527	27,616	27,954
Other liabilities	3,657	3,811	3,549	3,390	3,266
Total liabilities	548,053	558,404	542,420	550,122	552,093

Shareholders' equity	60,799	59,552	59,243	57,564	55,955

Total liabilities and shareholders' equity	$608,852	$617,956	$601,663	$607,686	$608,048

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Selected returns and financial ratios
Diluted earnings per share	$0.64	$0.60	$0.40	$0.61	$0.57
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.37%	4.36%	4.41%	4.36%	4.41%
Cost of interest-bearing liabilities	0.70%	0.70%	0.73%	0.74%	0.77%
Net interest spread	3.67%	3.66%	3.68%	3.62%	3.64%
Net interest margin	3.84%	3.84%	3.86%	3.79%	3.81%
Return on average assets	1.00%	0.91%	0.61%	0.92%	0.87%
Return on average equity	9.98%	9.49%	6.24%	9.67%	9.47%
Efficiency ratio	61.90%	66.17%	64.44%	61.74%	64.54%
Expense ratio	1.69%	1.92%	1.88%	1.69%	1.84%

Six Months Ended
Jun. 30, 2013	Jun. 30, 2012
Diluted earnings per share	$1.24	$1.13
Dividends per share	$0.50	$0.50
Yield on interest-earning assets (FTE)	4.37%	4.40%
Cost of interest-bearing liabilities	0.70%	0.80%
Net interest spread	3.67%	3.60%
Net interest margin	3.84%	3.77%
Return on average assets	0.96%	0.85%
Return on average equity	9.74%	9.35%
Efficiency ratio	64.02%	63.72%
Expense ratio	1.81%	1.80%

Other financial data	Three Months Ended
Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Book value per share	$25.42	$25.52	$25.37	$25.37	$24.69
Equity to assets	9.74%	9.83%	9.80%	9.51%	9.49%
Allowance for loan losses to:
Total loans	1.78%	1.83%	2.02%	1.89%	1.91%
Non-accrual loans	1.24	x	0.85	x	0.74	x	0.65	x	0.60	x
Non-accrual loans to total loans	1.44%	2.16%	2.73%	2.89%	3.16%
Non-performing assets to total assets	2.03%	2.47%	2.94%	2.72%	3.70%